Exhibit 99.1

ArthroCare Announces Review of Insurance Billing Practices; CEO Departure and Management Changes; Investigations by SEC and US Attorney Offices in Florida and North Carolina

AUSTIN, Texas — February 18, 2009 —ArthroCare Corp. (PINK SHEETS: ARTC) announced today that a review being conducted by the Audit Committee has identified certain improper practices in the insurance billing and healthcare compliance practices associated with the Company's Spine Business Unit.

While the review, which is being conducted with the assistance of outside counsel Latham & Watkins LLP, is not yet complete (as described below), the Audit Committee has reviewed evidence that indicates that the Company’s Spine Business Unit engaged in and may have caused others to engage in improper practices in certain instances by: (1) seeking separate reimbursement from insurers for Company products in connection with procedures which were contractually reimbursed on a global basis; (2) making inaccurate statements in claims submitted to insurers regarding the place where particular procedures were performed; (3) providing physicians and insurers with descriptions of Company technologies which had the effect of circumventing payor policies that did not cover such technologies; and (4) recommending and advocating to physicians the use of a Current Procedural Terminology code to identify its coblation nucleoplasty technology that was not approved by the American Medical Association and may have not properly described the procedure that was performed. The improper practices identified to date by the review may have occurred since at least 2006.

The Audit Committee was informed that certain sales and marketing personnel within the Spine Business Unit provided physicians and their billing staff with merchandise and administrative services at no charge potentially in exchange for their utilization of the Company’s products. The Audit Committee has determined that Company personnel at all levels lacked adequate healthcare compliance training and that Company billing personnel lacked adequate training and supervision in insurance reimbursement requirements. In addition to considering and implementing remediation efforts, the Audit Committee is undertaking a review of such practices in other business units.

The Company is unable to estimate the possible effect of the review on the ongoing restatement of its financial statements for the years 2000 through 2007 and the quarter ended March 31, 2008.

In connection with the review, the Company announced the departure, effective immediately, of Michael A. Baker from his position as the Company's President and Chief Executive Officer. Mr. Baker currently remains a member of the Company’s Board of Directors. The Company also announced the resignations, effective immediately, of Michael Moehring, former Vice President and General Manager of the Spine Business Unit, and Michael Denker, former Director of Sales Development and Training.

The Board of Directors has named David Fitzgerald as Acting President and Chief Executive Officer. Mr. Fitzgerald, age 75, has been a member of the Company's Board of Directors since 2003. Mr. Fitzgerald, who has stepped down as a member of the Compensation and Audit Committees of the Board of Directors, will remain as a member of the Board of Directors. Prior to becoming a member of the Company's Board of Directors, he spent twenty-five years in management positions at Pfizer, Inc., serving as President and Chief Executive Officer of its Howmedica division during his last fifteen years with the company, prior to retiring in 1996. Mr. Fitzgerald is principally employed as a consultant in the medical device industry. He also serves on the Board of Directors of Orthovita, Inc. and on the Board of Advisors of Sandvik MedTech, a contract manufacturer in the medical devices area. He served on the Board of Directors of LifeCell Corporation from 2001 until the company was acquired by Kinetic Concepts, Inc. in 2008. He holds a B.S. from American International College and a M.B.A. from New York University. Compensation arrangements with Mr. Fitzgerald are pending.

The Company also announced that the Securities and Exchange Commission has issued a formal order of investigation in the previously-disclosed investigation by the SEC’s Division of Enforcement into the Company’s restatement of financial results. As a result, the SEC staff now has the authority to subpoena witnesses and documents. The Company has also been informed by the United States Attorney’s office in the Southern District of Florida that the Company and its DiscoCare subsidiary are targets of an investigation being conducted by that United States Attorney's office and have also been informed that the United States Attorney’s office in North Carolina is conducting a separate investigation of the Company, which is related to that being conducted in the Southern District of Florida. The Company is cooperating with the investigations being conducted by the SEC and the United States Attorneys' offices.

The Company has sent a notice of claim pursuant to the Escrow Agreement established in connection with the Company's acquisition of DiscoCare to the sole selling stockholder of DiscoCare alleging breaches of certain representations and warranties in the stock purchase agreement. The notice of claim is intended to have the effect of preventing the release of $1.5 million in escrow and can lead to further proceedings against the sole selling stockholder. The Company expects the notice of claim to be disputed in arbitration proceedings.
The Company has implemented and is in the process of implementing remediation measures, including recent cessation of direct billing to insurers by the Company’s Sports Medicine and Spine Business Units.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided in this press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s review of its insurance billing and healthcare fraud-and-abuse compliance practices. Statements that are not historical facts are forward-looking statements. These statements are based on beliefs and assumptions by the Board of Directors and management, and on information currently available to the Board of Directors and management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of these factors include, but are not limited to: unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the review of the Company’s internal controls and the review of insurance billing and healthcare fraud-and-abuse compliance practices being conducted under the supervision of the Audit Committee of the Board of Directors (the reviews of internal controls and insurance reimbursement practices are collectively referred to herein as the “Reviews”); unanticipated issues regarding the Reviews that prevent or delay the Company’s independent registered public auditing firm from relying upon the Reviews or that require additional efforts, documentation, procedures, review or investigation; the response from the Company’s lenders to the results of the Reviews; the reactions of payors to the results of the review of insurance billing and healthcare fraud-and-abuse compliance practices; the Company’s ability to design or improve internal controls to address issues detected in the Reviews or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Reviews, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Reviews, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its SEC periodic reporting requirements; the outcome of pending litigation and the anticipated arbitration proceeding; the results of the investigations being conducted by the SEC and the United States Attorneys’ offices in Florida and North Carolina; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company's financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. (www.arthrocare.com) is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

Contact:
Joele Frank, Wilkinson Brimmer Katcher
Andrea Priest, 212-355-4449